EXHIBIT 23(a)


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of FPL Group, Inc. on Form S-3 of our report dated February 8, 2002, except for
Note 18, as to which the date is March 25, 2002, appearing in the Annual Report on Form 10-K of FPL Group, Inc. for the year ended December 31, 2001 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP
Miami, Florida
December 20, 2002